Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT No. 1, dated as of April 30, 2013 (this “Amendment”), to the Revolving Credit Agreement, dated as of December 3, 2009 (as amended and restated pursuant to the Amendment and Restatement, dated as of May 13, 2011, among the Borrowers (as defined below), the subsidiary guarantors party thereto, the lenders party thereto, the Administrative Agent and the Collateral Agent (each as defined below), and as further amended, supplemented or otherwise modified from time to time and in effect as of the date hereof, the “Credit Agreement”), among Easton-Bell Sports, Inc., a Delaware corporation (the “Company”), 4078624 Canada Inc., All-American Sports (Canada) Ltd., Bell Sports Canada Inc., and Easton Sports Canada, Inc., each organized under the laws of Canada (collectively, the “Canadian Borrowers”, and together with the Company, the “Borrowers”), the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.

W	I	T	N	E	S	S	E	T	H	:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, the Borrowers have requested that the Lenders make certain modifications to the Credit Agreement as described herein; and

WHEREAS, the Lenders are willing to agree to this Amendment set forth on the terms herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.  Amendment.

(a)  Section 6.08(a)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(v) from and after May 1, 2012 the Company may make Restricted Payments to RBG to enable RBG to make Restricted Payments to Holdings to make scheduled payments of interest or principal or mandatory “AHYDO catch-up” or similar payment in cash under the Holdings Credit Agreement so long as immediately before and immediately after giving effect thereto on a Pro Forma Basis, either (i) Aggregate Gross Availability is greater than or equal to the greater of (A) 25% of the Aggregate Gross Borrowing Base (not to exceed 25% of the Total Commitments) and (B)(1) during September, October and November, $35,000,000 and (2) during any other month, $40,000,000 or (ii)(A) Aggregate Gross Availability is greater than or equal to the greater of (1) 20% of the Aggregate Gross Borrowing Base (not to exceed 20% of the Total Commitments) and (2)(X) during September, October and November, $35,000,000 and (Y) during any other month, $40,000,000 and (B) the Fixed Charge Coverage Ratio is greater than or equal to 1.00 to 1.00;”

SECTION 3.  Effectiveness.  This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(a)  The Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of each Loan Party, the Administrative Agent and the Required Lenders.

(b)  To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement on or prior to the Amendment Effective Date, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(c)  No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

(d)  All representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

SECTION 4.  Representations and Warranties.  Each of the Borrowers represents and warrants to each of the Lenders and the Administrative Agent that as of the Amendment Effective Date:

4.1.  This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and with respect to the Canadian Borrowers, subject to applicable mandatory Canadian law provisions.

4.2.  Each of the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date, or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

SECTION 5.  Effect of Amendment.

5.1.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect.  Except as expressly set forth herein, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5.2.  Each Loan Party agrees that (a) all of its obligations, liabilities and indebtedness under each Loan Document, including guarantee obligations, shall remain in full force and effect, in accordance with applicable law, on a continuous basis after giving effect to this Amendment and (b) except as are otherwise being reconfirmed, amended, restated or otherwise modified in connection with this Amendment, all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis in accordance with applicable law, and the perfected status and priority of each such Lien and security interest continues in full force and effect, in accordance with applicable law, on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents.

5.3.  For the avoidance of doubt, the Lenders hereby authorize the Administrative Agent and the Collateral Agent to take such steps and to execute and deliver such documents as such Agents deem reasonably necessary or advisable to ensure or document the effectiveness, perfection and priority of such Liens and security interests.

5.4.  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  General.

6.1.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.2.  Costs and Expenses.  The Borrowers agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

6.3.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4.  Headings.  The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

EASTON-BELL SPORTS, INC.

By	/s/ Mark A. Tripp
Name: Mark A. Tripp
Title: Chief Financial Officer

4078624 CANADA INC.
ALL-AMERICAN SPORTS (CANADA) LTD.
BELL SPORTS CANADA INC.
EASTON SPORTS CANADA, INC.

By	/s/ Mark A. Tripp
Name: Mark A. Tripp
Title: Chief Financial Officer

ALL AMERICAN SPORTS CORPORATION
BELL CHINA INVESTMENTS, INC.
BELL RACING COMPANY
BELL SPORTS CORP.
BELL SPORTS, INC.
CDT NEVADA, INC.
EASTON SPORTS ASIA, INC.
EASTON SPORTS, INC.
EQUILINK LICENSING, LLC
MACMARK CORPORATION
RIDDELL, INC.
RIDDELL SPORTS GROUP, INC.
RIDMARK CORPORATION

By	/s/ Mark A. Tripp
Name: Mark A. Tripp
Title: Chief Financial Officer

[Signature Page –Amendment No. 1 to Easton-Bell Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and as
as Administrative Agent and Collateral Agent
By:	/s/ James Fallahay
Name: James Fallahay
Title: Vice President

WELLS FARGO CAPITAL FINANCE, LLC, as a
Lender

By	/s/ Krista Wade
Name: Krista Wade
Title: Vice President

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender

By	/s/ Raymond Eghobamien
Name: Raymond Eghobamien
Title: Vice President

Bank of America, N.A., as a Lender

By	/s/ Matthew R. VanSteenhuyse
Name: Matthew R. VanSteenhuyse
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Lisa Freeman
Name: Lisa Freeman
Title: Senior Vice President

General Electric Capital Corporation, as a Lender

By	/s/ Nita Jain
Name: Nita Jain
Title: duly Authorized Signatory

[Signature Page –Amendment No. 1 to Easton-Bell Revolving Credit Agreement]

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suzanne S. Fitzgerald
Name: Suzanne S. Fitzgerald
Title: Relationship Manager

PNC BANK CANADA BRANCH, as a Canadian
Lender

By	/s/ Michael Danby
Name: Michael Danby
Title: A.V.P.

Union Bank, N.A., as a Lender

By	/s/ Peter Ehlinger
Name: Peter Ehlinger
Title: Vice President

Union Bank, Canada Branch, as a Lender

By	/s/ Anne Collins
Name: Anne Collins
Title: Vice President

Capital One Leverage Finance Corp., as a Lender

By	/s/ Ron Walker
Name: Ron Walker
Title: Senior Vice President

SIEMENS-FINANCIAL SERVICES, INC., as a Lender

By	/s/ Uri Sky
Name: Uri Sky
Title: Vice President

By	/s/ John Finore
Name: John Finore
Title: Vice President

[Signature Page –Amendment No. 1 to Easton-Bell Revolving Credit Agreement]